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                                                                    Exhibit 23.2
                                                                    ------------




                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Motorola, Inc.:


          We consent to the incorporation by reference in this Registration Statement on Form S-3 dated November 8, 2000 of Motorola, Inc. filed pursuant to Rule 462(b) of the Securities Act of 1933, which Registration Statement incorporates by reference the Registration Statement on Form S-3 (No. 333-76041) of Motorola, Inc. of our reports dated March 17, 2000, with respect to the consolidated balance sheets of Motorola, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows and the related consolidated financial statement schedule for each of the years in the three-year period ended December 31, 1999, which reports appear in or are incorporated by reference in the Form 8-K/A of Motorola, Inc. dated June 2, 2000. We also consent to the reference to our firm under the heading "Experts" in the registration statement.



                                            /s/  KPMG LLP


Chicago, Illinois
November 8, 2000